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                                                                   Exhibit 10(w)



                             OGLEBAY NORTON COMPANY
                              POUR-OVER RABBI TRUST

                  THIS TRUST AGREEMENT, made as of the ____ day of December, 1997, is between Oglebay Norton Company, a Delaware corporation ("Oglebay"), and Bank One, Cleveland, NA (the "Trustee").

                  WHEREAS, Oglebay is obligated to provide certain supplemental pension benefits to certain of its employees and to provide benefits pursuant to certain other deferred compensation and executive compensation arrangements, including agreements with certain of its executives under which those executives may become entitled to payments and benefits after a change in control of Oglebay;

                  WHEREAS, the parties hereto have entered into Irrevocable Trust Agreement I, dated August 16, 1989 ("Trust I") and Irrevocable Trust Agreement II, dated August 16, 1989 ("Trust II") for the purpose of providing additional assurance to covered employees that benefits under the plans and agreements referred to in Trust I and Trust II will be paid when due;

                  WHEREAS, Oglebay desires to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein and that shall be subject to the claims of the creditors of Oglebay in the event that Oglebay becomes Insolvent (as defined in Section 5.1 below), until transferred to Trust I and/or Trust II, distributed as provided herein, or returned to Oglebay; and

                  WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

                  NOW, THEREFORE, Oglebay and the Trustee do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

                  Article 1. Establishment of Trust

                  1.1 Oglebay hereby deposits with the Trustee in trust $100, which shall become the principal of the Trust to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

                  1.2 The Trust hereby established may be revoked by Oglebay at any time before the occurrence of the first to occur of (a) a Funding Event (as defined in Section 14.6) and (b) a Change of Control (as defined in Section 14.3). If any Funding Event occurs, the Trust hereby established may not be revoked by Oglebay until both that particular Funding Event and any other Funding Event that may have also occurred have been "terminated" (as defined in Section 14.7) and the Trust then may be revoked by Oglebay if and only if no Change of Control has then occurred. Upon the occurrence of a Change of Control, the Trust hereby established shall become irrevocable.



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             1.3 The Trust is intended to be a grantor trust, of which Oglebay is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code, and shall be construed accordingly.

             1.4 The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Oglebay and shall be used exclusively for the uses and purposes herein set forth. No employee of Oglebay shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under any Covered Plan or under this Trust Agreement shall be mere unsecured contractual rights against Oglebay. Any assets held by the Trust will be subject to the claims of general creditors of Oglebay under federal and state law in the event Oglebay becomes Insolvent.

             Article 2.  Additional Funding

             2.1 Oglebay, in its sole discretion, may at any time, or from time to time, make or cause to be made, directly or indirectly, additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

             2.2 If a Funding Event occurs, Oglebay shall, as soon as practicable and in no event later than the day before the occurrence of any Change of Control related to that Funding Event, contribute to the Trust an amount equal to the excess, if any, of the Full Funding Amount (as defined in Section 14.5) over the sum of the value of the assets in the Trust excluding LTIP Shares (the "Current Trust Asset Value"), the value of assets held in Trust I (the "Trust I Asset Value") and the value of the assets held in Trust II (the "Trust II Asset Value") immediately prior to the contribution.

             2.3 If a Funding Event occurs, Oglebay shall, as soon as practicable and in no event later than the day before the occurrence of any Change in Control related to that Funding Event, contribute to the Trust a sufficient number of common shares of Oglebay such that the number of common shares of Oglebay then held by the Trust shall be equal to the number of share units then credited to the accounts of participants under Article IV of the LTIP. Moreover, until such time as both that particular Funding Event and any other Funding Event that may have also occurred have been terminated or, if earlier, the date the Trust terminates as contemplated by Section 13.4, Oglebay shall contribute to the Trust additional common shares of Oglebay equal in number to any additional share units from time to time credited to the accounts of participants representing annual incentive award deferrals and company matching contributions with respect to those deferrals, such additional contributions to be made simultaneously with the crediting of the additional share units.

             2.4 Any contribution made under this Article 2 shall be subject to withdrawal by Oglebay only as provided in Article 3, dealing with discretionary withdrawals.


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             Article 3.  Discretionary Withdrawals

             3.1 Oglebay, in its sole discretion, at any time before the occurrence of the first to occur of a Funding Event or a Change of Control, may withdraw assets from the Trust provided that no such withdrawal shall reduce the Current Trust Asset Value, immediately after the withdrawal, to an amount below $100.

             3.2 Oglebay shall not be entitled to make any discretionary withdrawal of assets from the Trust, after any Funding Event has occurred, until both that particular Funding Event and any other Funding Event that may have also occurred have been terminated and Oglebay may then make such a discretionary withdrawal only if no Change of Control has then occurred. No discretionary withdrawal under this Section 3.2 shall reduce the Current Trust Asset Value, immediately after the withdrawal, to an amount below $100.

            3.3 After a Change of Control has occurred, Oglebay may not make any discretionary withdrawal from the Trust.

             Article 4. Transfers of Trust Assets and Disposition of LTIP
Shares.

             Upon the occurrence of a Change in Control, all assets of the Trust other than LTIP Shares shall be immediately transferred to Trust I and Trust II in the amounts and proportions determined in accordance with Exhibit A. The Trustee shall from time to time distribute LTIP Shares in accordance with the provisions of the LTIP. After there has been a Change of Control, Oglebay shall have no right or power to direct the Trustee to return to Oglebay any of the Trust assets.

             Article 5.  Trustee Responsibility when Oglebay Is Insolvent.

             5.1 Oglebay shall be considered "Insolvent" for purposes of this Trust Agreement if (a) it is unable to pay its debts as they become due, or (b) it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. In determining whether Oglebay is Insolvent for purposes of this Trust Agreement, the Trustee may engage the service of legal, accounting, financial and other advisors, which may be advisors to Oglebay, to assist it in the determination. Oglebay agrees to cooperate fully with any reasonable inquiry of the Trustee or such advisors in making the determination of Oglebay's Insolvency. During the determination of Oglebay's Insolvency, the Trustee may, in its discretion, suspend any transfer or distribution of assets. To the extent that the Trustee engages the services of an advisor, the Trustee may rely, without further inquiry, on the written determination of that advisor as to the solvency or Insolvency of Oglebay. All costs reasonably incurred by the Trustee in making the determination of Oglebay's Insolvency shall be reimbursed to the Trustee by Oglebay, and if not so reimbursed, shall be chargeable against the Trust.

             5.2 At all times during the continuance of the Trust, the principal and income of the Trust shall be subject to claims of general creditors of Oglebay under federal and state law as set forth below.

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             (a) The Board of Directors and the Chief Executive Officer of
       Oglebay shall have the duty to inform the Trustee in writing of Oglebay's Insolvency. If a person claiming to be a creditor of Oglebay alleges in writing to the Trustee that Oglebay has become Insolvent, the Trustee shall determine whether Oglebay is Insolvent and, pending such determination, the Trustee shall not transfer any Trust assets to any other party.

             (b) Unless the Trustee has actual knowledge of Oglebay's Insolvency, or has received notice from Oglebay or a person claiming to be a creditor alleging that Oglebay is Insolvent, the Trustee shall have no duty to inquire whether Oglebay is Insolvent. The Trustee may in all events rely on such evidence concerning Oglebay's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning Oglebay's solvency.

             (c) If at any time the Trustee has determined that Oglebay is Insolvent, the Trustee shall hold the assets of the Trust for the benefit of the general creditors of Oglebay. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or persons having an interest under the LTIP to pursue their rights as general creditors of Oglebay.

             (d) The Trustee shall make transfers or distributions in accordance with Section 4 of this Trust Agreement only after the Trustee has determined that Oglebay is not Insolvent (or is not any longer Insolvent).

             Article 6.  Payments to Oglebay.

             Except as provided in Article 3, Oglebay shall not have any right or power to direct the Trustee to return to Oglebay or to divert to others any of the Trust assets before all payments that may become payable to any and all Participants under the Covered Plans (as defined in Section 14.4) have been made to Participants. At such point in time as no further payments are payable or may become payable in the future to or with respect to any Participant under any Covered Plan, the remaining assets of the Trust other than LTIP Shares shall be paid to Oglebay.

             Article 7.  Investment Authority.

             7.1 The Trustee shall invest and reinvest the trust property, including any income accumulated and added to principal, only in (a) annuity or life insurance contracts that either have been contributed to the trust property by Oglebay or are issued by one or more insurance companies that are rated at least A++ by Best Life Insurance Reports; (b) interest-bearing deposit accounts or certificates issued or offered by any one or more Federal Deposit Insurance Corporation insured financial institutions having in each case a high credit rating and a capital and surplus of at least $1,000,000,000 in the aggregate;
(c) direct obligations of the United States of America, or obligations the payment of which is guaranteed, as to both principal and interest, by the government or an agency of the government of the United States of America; (d) readily marketable debt securities listed on a United States national securities exchange (other than securities of Oglebay) that are rated at least "investment grade" by one or more nationally


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recognized rating agencies; (e) shares or other units of participation in any mutual fund, investment trust, or common trust fund maintained by the Trustee, which are invested exclusively or predominantly in assets described in the foregoing clauses (a) through (d) of this Section 7.1; or (f) securities (including stock or rights to acquire stock) or obligations issued by Oglebay, but only for purposes of holding common shares contributed to the Trust by Oglebay pursuant to Section 2.3 and reinvesting any dividends paid with respect to those shares or investing in a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee. During any period that the Trust is not revocable, Oglebay shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any securities or obligations issued by Oglebay held by the Trust. This right is exercisable by Oglebay in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. The Trustee shall not be liable to any Participant or any person having an interest under the LTIP for any insufficiency of the trust property to discharge all benefits due the same under the Covered Plans or the LTIP; rather, the liability for all such benefits shall be and remain the primary and ultimate responsibility of Oglebay.

             7.2 The Trustee is empowered to register securities, and to take and hold title to other property, in the name of the Trustee or in the name of a nominee without disclosing the Trust. Securities also may be held in bearer form and may be held in bulk with certificates of the same class and issuer which are assets of other fiduciary accounts. The Trustee shall be responsible for any wrongful acts of any nominee of the Trustee.

             7.3 The Trustee is empowered to take all actions necessary or advisable in order to collect any life insurance, annuity, or other benefits or payments of which the Trustee is the designated beneficiary.

             7.4 Oglebay may maintain in force all life insurance policies held in the Trust by paying premiums and other charges due thereon. If any such premiums or other charges are not paid directly by Oglebay, the Trustee shall, subject to the Trustee's obligation, as set forth in Section 4, to transfer Trust assets to Trust I and Trust II, to the extent it has cash or its equivalent readily available for the payment of premiums due or policy loans and/or dividends are available for such purpose, pay premiums due with such cash or its equivalent or policy loans and/or dividends, as the Trustee may deem best; but if the Trustee does not have sufficient cash or its equivalent readily available and policy loans and dividends are not available, then the Trustee shall dispose of or otherwise use other assets (excluding, however, LTIP Shares) held by it in the Trust to generate the necessary cash or, if no such other assets are available, the Trustee may surrender one or more of the life insurance policies in order to generate cash with which to pay premiums on one or more of the other life insurance policies. The Trustee shall have no liability to Oglebay or any other person if, as a result of an insufficiency of cash or its equivalent, policy loans and dividends, and assets that can be disposed of or otherwise used to generate cash, the Trustee is unable to pay premiums as they become due.

             7.5 The Trustee shall be named sole owner and beneficiary of each life insurance policy held in the Trust and shall have full authority and power to exercise all rights of

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ownership relating to the policy, except that the Trustee shall have no power to name a beneficiary of the policy other than the Trust or, as set forth in
Section 4, Trust I or Trust II, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee or, as set forth in Section 4, to the Trustee for Trust I or Trust II, or to loan to any person the proceeds of any borrowing against such policy.

             7.6 The Trustee shall have the power to acquire additional life insurance coverage on Participants through application for new life insurance. Prior to a Change in Control, the Trustee shall acquire any additional life insurance from the agent or agents designated by Oglebay. After a Change in Control, the Trustee may acquire any additional life insurance from any agent or agents that it, in its sole discretion, deems appropriate.

             Article 8.  Accounting by Trustee.

             The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and other transactions required to be made, including such specific records as shall be agreed upon in writing between Oglebay and the Trustee. All such accounts, books, and records shall be open to inspection and audit at all reasonable times by Oglebay. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to Oglebay a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                  Article 9. Calculations of Current Trust Asset Value and Aggregate Plan Liability.

             9.1 Any determination of the Current Trust Asset Value, the Trust I Asset Value, or the Trust II Asset Value that is to be made before the occurrence of any Change of Control shall be made by Oglebay. After the occurrence of a Change of Control, all determinations of the Current Trust Asset Value shall be made by the Trustee and may be based on the determination of one or more qualified independent appraisers, consultants, or other experts retained by the Trustee for that purpose.

             9.2 Any determination of the Aggregate Plan Liability that is to be made before the occurrence of any Change of Control shall be made by Oglebay. After the occurrence of a Change of Control, all determinations of the Aggregate Plan Liability (as defined in Section 14.2) shall be made by the Trustee and may be based on the determination of one or more qualified independent actuaries, consultants, or other experts retained by the Trustee for that purpose. All such determinations shall be based on the terms of the Covered Plans and the actuarial assumptions and methodology set forth in Exhibit B.


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             9.3 Oglebay shall pay all costs incurred in determining from time to time the Current Trust Asset Value, the Trust I Asset Value, the Trust II Asset Value, and/or the Aggregate Plan Liability. If not so paid, these costs shall be paid from the Trust. Oglebay shall reimburse the Trust within 30 days after receipt of a bill from the Trustee for any such costs paid out of the Trust.

             Article 10.  Responsibility of Trustee.

             10.1 The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval that is contemplated by, and in conformity with, the terms of the Trust and is given in writing by Oglebay prior to the occurrence of any Change of Control. In the event of a dispute between Oglebay and any other party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

             10.2 If the Trustee undertakes or defends any litigation arising in connection with the Trust, Oglebay agrees to indemnify the Trustee against the Trustee's costs, expenses, and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If such costs, expenses, and liabilities are not paid by Oglebay in a reasonably timely manner, the Trustee may obtain payment from the Trust. Oglebay shall reimburse the Trust within 30 days after receipt of a bill from the Trustee for any such costs, expenses, and liabilities paid out of the Trust.

             10.3 The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally) with respect to any of its duties or obligations hereunder.

             10.4 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder, including, without limitation, to assist it in enforcing against Oglebay any of the obligations of Oglebay under this Trust Agreement.

             10.5 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

             10.6 Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

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             Article 11.  Compensation and Expenses of Trustee.

             The Trustee shall be entitled to receive reasonable compensation for its services in accordance with its published fee schedule as in effect from time to time. The Trustee shall be entitled to receive its reasonable expenses incurred with respect to the administration of the Trust, including fees incurred by the Trustee pursuant to Sections 10.3 and 10.4 of this Trust Agreement. Such compensation and expenses shall be payable by Oglebay. If not so paid, the fees and expenses shall be paid from the Trust. Oglebay shall reimburse the Trust within 30 days after receipt of a bill from the Trustee for any such fees or expenses paid out of the Trust.

             Article 12.  Tenure and Succession of Trustee.

             12.1 Oglebay may remove any trustee from time to time serving under this Trust Agreement at any time upon giving 60 days written notice to such trustee, and each trustee from time to time serving under this instrument shall have the right to resign by delivering a written notice of resignation to Oglebay, except that: (a) Oglebay shall not have any power to remove the Trustee at any time after a Change of Control, and (b) no such removal or resignation shall become effective until the acceptance of the trust by a successor trustee designated in accordance with Section 12.2.

             12.2 If Bank One, Cleveland, NA, or any successor to it designated in accordance with this Section 12.2, for any reason shall decline, cease, or otherwise fail to serve as trustee, the vacancy in the trusteeship shall be filled by such bank or trust company, wherever located, having a capital and surplus of at least $25,000,000 in the aggregate, as shall be designated by Oglebay (if the designation is made prior to the occurrence of any Change of Control) or by the resigning Trustee (if the designation is made after the occurrence of any Change of Control).

             12.3 Upon acceptance of the trust, each successor trustee shall be vested with the title to the trust property possessed by the trustee that it succeeds and shall have all the powers, discretion, and duties of such predecessor trustee. No successor trustee shall be required to furnish bond.

             12.4 Each successor trustee may accept as complete and correct and may rely upon any accounting by any predecessor trustee and upon any statement or representation by any predecessor trustee as to the assets comprising or any other matter pertaining to the administration of the Trust. No successor trustee shall be liable for any act or omission of any predecessor trustee or have any duty to enforce or seek to enforce any claim of any kind against any predecessor trustee on account of any such act or omission.

             Article 13.  Amendment or Termination.

             13.1 Except as provided in the second sentence of this Section 13.1, at any time before the occurrence of the first Change of Control to occur after the execution of this Agreement, Oglebay, in its sole discretion, may amend this Trust Agreement (including the exhibits hereto) in any manner and may terminate this Trust Agreement. If at any particular

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point in time (a) one or more Funding Events have occurred, (b) one or more of those Funding Events has not yet been terminated, and (c) no Change of Control has occurred, then Oglebay may not, at that particular time, terminate this Trust Agreement and may amend this Trust Agreement only if and to the extent permitted by Section 13.2 below.

             13.2 Whenever (a) one or more Funding Events have occurred, (b) one or more of those Funding Events has not yet been terminated, and (c) no Change of Control has occurred, Oglebay may not terminate this Trust Agreement but may add one or more additional plans or agreements to the class of Covered Plans and may amend this Trust Agreement (including the exhibits hereto), provided that
(x) Oglebay determines, in the exercise of its reasonable discretion, that the amendment is in the best interests of the Participants, taken as a group, (y) no such amendment shall remove any plan or agreement from the class of Covered Plans unless the plan has been terminated and there are no further obligations due or to become due thereunder to any Participant, and (z) no such amendment shall have the effect of adding circumstances under which a Funding Event shall be deemed to have terminated, affect the determination of the Aggregate Plan Liability or the Full Funding amount so as to reduce these amounts, or in any manner permit the withdrawal or diversion of assets from the Trust.

             13.3 After a Change of Control has occurred, this Trust Agreement (including the exhibits hereto) may not be amended or terminated.

             13.4 Unless earlier revoked pursuant to Section 1.2, the Trust shall not terminate until the date on which all assets of the Trust have been transferred to Trust I and Trust II or otherwise distributed in accordance with
Article 4.

             Article 14.  Certain Definitions.

Certain capitalized terms not defined elsewhere in this Trust Agreement are defined in Article 14 below.

             14.1 From and after the occurrence of the first Change of Control to occur after the execution of this Trust Agreement, the term "Accounting Firm" shall mean the independent auditors of Oglebay for the fiscal year preceding the first year in which there occurred either (a) that Change of Control or (b) any Funding Event that had not terminated before the occurrence of that Change of Control and such firm's successor or successors; provided, however, if such firm is unable or unwilling to serve and perform in the capacity contemplated by this Trust Agreement, those members of the Board of Directors of Oglebay (as constituted immediately before the Change of Control) who are not and have never been employees of Oglebay shall select another national accounting firm of recognized standing to serve and perform in that capacity under this Trust Agreement, except that such other accounting firm shall not be the then independent auditors for Oglebay or any of its affiliates (as defined in Rule 12b-2 promulgated under the 1934 Act).


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             14.2 The term "Aggregate Plan Liability" as at any time shall mean the maximum amount of payments that have not yet been paid but could become payable in the future under the Covered Plans, determined as provided in Section 9.2.

             14.3 A "Change of Control" shall be deemed to occur if and when there occurs any of the circumstances set forth in any of clauses (a) through
(d) of this Section 14.3.

             A. Any Person or group commences a tender offer for more than 50% of the outstanding shares that is not recommended by the Board of Directors of Oglebay and one of the following occurs:

                   (i) More than 50% of the outstanding shares are acquired.

                   (ii) While the tender offer remains open, Oglebay is sold or agrees to be sold, whether by sale of assets, sale of stock, merger, or otherwise.

             B. Any Person or group solicits proxies for the election of individuals who are not nominated or approved by the Board of Directors of Oglebay and either:

                   (i) the solicitation results in the election of directors that constitute a majority of any class of directors or a majority of the full Board, or

                   (ii) the solicitation results in the election of two or more directors, but less than a majority of any class of directors or a majority of the full Board, and while at least two of those directors remain in office Oglebay is sold or agrees to be sold.

             C. Any Person or group becomes the beneficial owner of 50% or more of the outstanding shares without prior Board approval.

             D. Any Person or group becomes the beneficial owner of 15% or more of the outstanding shares without prior Board approval and, while the Person or group continues to own 15% or more of the outstanding shares, Oglebay is sold or agrees to be sold.

             14.4 The term "Covered Plan" means any one of the plans and agreements identified under the terms of Trust I or Trust II, as the same may be amended from time to time.

             14.5 The term "Full Funding Amount" as of any point in time shall mean an amount equal to 125% of the Aggregate Plan Liability as of that point in time.

             14.6 A "Funding Event" shall be deemed to occur if and when there occurs any of the circumstances set forth in any of the following clauses (a) through (c):

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

             A. Any Person or group commences a tender offer for more than 50% of the outstanding shares that is not recommended by the Board of Directors of Oglebay.

             B. Any Person or group solicits proxies for the election of two or more directors not nominated or approved by the Board of Directors of Oglebay.

             C. Any Person or group becomes the beneficial owner of 15% or more of the outstanding shares without prior Board approval.

             14.7  A Funding Event shall be deemed to have "terminated:"

             A. If funding of the Trust was required by reason of an unsolicited tender offer or exchange offer, either:

                   (i) the tender offer or exchange offer is withdrawn or terminated without the acquisition of 15% or more of the outstanding shares, or

                   (ii) if the Person or group acquires 15% or more, but less than a majority, of the outstanding shares, the Person or group subsequently disposes of enough shares so that beneficial ownership falls below 15%.

             B. If funding of the Trust was required by reason of a solicitation of proxies for the election of directors, either:

                   (i) the solicitation results in the election of less than two directors, or

                   (ii) the solicitation results in the election of more than two directors, but less than a majority of any class of directors or a majority of the full Board, and enough of those directors leave office so that fewer than two remain as directors.

             C. If funding of the Trust was required by reason of the acquisition of beneficial ownership of 15% or more, but less than a majority, of the outstanding shares without prior Board approval, if the percentage of shares beneficially owned by the Person or group subsequently falls below 15%.

             14.8 The term "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

             14.9 The term "LTIP" shall mean the Oglebay Norton Company Long-Term Incentive Plan, as from time to time in effect.

             14.10 The term "LTIP Shares" shall mean those common shares of Oglebay contributed to the Trust pursuant to Section 2.3 with reference to share units under the LTIP.

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

             14.11 The term "Person" shall mean a "person" as used in Section 13(d) and Section 14(d)(2) of the 1934 Act.

             14.12 The term "Participant" shall mean a person who is a participant in or party to any of the Covered Plans.

             14.13 The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

             15.  Miscellaneous

             15.1 Any action to be taken by Oglebay hereunder shall be by action of the Chief Executive Officer or any Vice President of Oglebay, except that the actions described in Sections 1.2, 12.1, 13.1, and 13.2 may be taken only by the Board of Directors of Oglebay.

             15.2 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

             15.3 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

             IN WITNESS WHEREOF, Oglebay and the Trustee have executed this Trust Agreement as of the date first above written.

Bank One, Cleveland, NA                      Oglebay Norton Company


By /s/ Joe J. Ring, Jr.                      By /s/ R. Thomas Green, Jr.
----------------------------------              -----------------------------
                                                Chairman, President and Chief
        The "Trustee"                           Executive Officer

                                    EXHIBIT A

                             Determination of Amount
                                and Proportion of
                            Assets to Be Transferred

                1. The contribution amount described in Section 2.2 shall be determined and contributed, as of a date determined in accordance with the requirements of Section 2.2 (the "Contribution Date").

                2. In determining the amount to be contributed as described in
Section 2.2 on the Contribution Date, Oglebay shall also determine the percentage of Aggregate Plan Liability attributable to Covered Plans referred to in Trust I (the "Trust I Percentage") and the percentage of Aggregate Plan Liability attributable to Covered Plans referred to in Trust II (the "Trust II Percentage") as of the Contribution Date.

                3. The amount to be transferred to Trust I shall be an amount equal to the Full Funding Amount as of the Contribution Date, but adjusted as of the date assets are to be transferred as required by Article 4 (the "Transfer Date") to reflect any increase or decrease in the Current Trust Asset Value occurring after the Contribution Date and prior to the Transfer Date, multiplied by the Trust I Percentage, and then reduced by the Trust I Asset Value as of the Contribution Date.

                4. The amount to be transferred to Trust II shall be an amount equal to the Full Funding Amount as of the Contribution Date, but adjusted as of the date assets are to be transferred as required by Article 4 (the "Transfer Date") to reflect any increase or decrease in the Current Trust Asset Value occurring after the Contribution Date and prior to the Transfer Date, multiplied by the Trust II Percentage, and then reduced by the Trust II Asset Value as of the Contribution Date.

                                    EXHIBIT B

                         Assumptions and Methodology for
                      Determining Aggregate Plan Liability

             1. The liability for benefits under each Covered Plan will be calculated using two different assumptions as to when Participants terminate service:

                   (a) As of the date of the first Change of Control occurring after the execution of this Trust Agreement.

                   (b) Thirty months after the first Change of Control occurring after the execution of this Trust Agreement, assuming future compensation continues at current levels, and future deferrals under deferred compensation plans continue pursuant to prior elections.

The liability for accrued benefits under each Covered Plan will be the greater of the liabilities calculated in accordance with (a) and (b) above.

             2. Calculations will be based upon the most valuable optional form of payment available to the Participant.

             3. The liability for benefits under deferred compensation or other defined contribution Covered Plans shall be equal to the deferral or other account balances (vested and unvested) of Participants as of the applicable date, plus projected deferrals expected to be made within 30 months after the applicable date pursuant to prior elections. Account balances of Participants under a Plan shall be calculated based on crediting the highest rate of interest which may become payable to Participants under the Plan.

             4. The liability for benefits under other Covered Plans shall be equal to the present value of accrued benefits (vested and unvested) of Participants as of the relevant dates under 1(a) or (b) above.

             5. No mortality is assumed prior to the commencement of benefits. Future mortality is assumed to occur in accordance with the 1983 Group Annuity Table Unisex Rates after the commencement of benefits.

             6. The present value of amounts shall be determined using a discount rate equal to the then current Pension Benefit Guaranty Corporation immediate annuity rate for a nonmultiemployer plan.

             7. In determining the dollar cost of providing any benefit that is to be provided in stock or the value of which is dependent upon the value of common shares of Oglebay, the dollar cost shall of providing those benefits shall be determined using a value for common shares of Oglebay equal to 140% of the highest closing price for common shares of Oglebay at any time within the six month period ending on the determination date.

             8. Where left undefined above, calculations will be performed in accordance with generally accepted actuarial principles.


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